Exhibit 5.1

April 27, 2004

American Vanguard Corporation

4695 MacArthur Court, Suite 1250

Newport Beach, California 92660

RE:	Registration Statement on Form S-3 (File No. 333-109320)

Ladies and Gentlemen:

We have acted as special counsel to American Vanguard Corporation, a Delaware corporation (the “Company”), in connection with the above-referenced Registration Statement on Form S-3, as amended by Amendment No. 2 (the “Registration Statement”), to be filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), to register 264,125 shares (the “Shares”) of the Company’s common stock, $.10 par value per share (the “Common Stock”).

In connection with the rendering of the opinion set forth below, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such documents, certificates of public officials, certificates of officers or other representatives of the Company and others and such other instruments as we have deemed necessary or appropriate for the purposes of the opinion set forth below. In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authority of trustees, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such documents. As to any facts material to the opinion set forth below which we have not independently established or verified, we have relied upon statements and representatives of the Company and of public officials and others.

We do not express any opinion as to the laws of any jurisdiction other than the General Corporation Law of the State of Delaware.

Based upon and subject to the foregoing, we are of the opinion that the Shares have been validly issued and are fully paid and non-assessable.

We hereby consent to the references to our firm in the Registration Statement and to the filing of this opinion by the Company as an exhibit to the Registration Statement. In giving such consent, we do not admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/    McDermott, Will & Emery